                                                                   EXHIBIT 10.10

                           LAUREL CAPITAL GROUP, INC.
                           DEFERRED COMPENSATION PLAN

      Whereas, certain of the management employees (the "Employees") of Laurel Capital Group, Inc., a Pennsylvania corporation (the "Company") and its subsidiary, Laurel Savings Bank (the "Bank"), have contributed materially to the growth, development and success of the Company and the Bank; and

      Whereas, the Company and the Bank desire to recognize and reward said contribution and to provide incentive to the Employees to continue in the employment of the Bank; and

      Whereas, effective as of December 29, 1994, the Company and the Bank have established this Laurel Capital Group, Inc. Deferred Compensation Plan;

      Now, Therefore, this Deferred Compensation Plan provides as follows:

      1. Definitions. For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

            a. "Agreement" shall mean the agreement entered into between the Bank and each Employee selected to participate in the Plan and who does in fact elect to participate, as represented by this Plan and each Plan Agreement.

            b. "Beneficiary" shall mean those one or more persons designated from time to time by the Participant in his Plan Agreement, and the amendments thereto, who shall be entitled to receive payments hereunder in lieu of such Participants.

            c. "Contingent Future Benefit" shall mean such amounts as have been credited to a Participant's Deferred Compensation Account.

            d. "Employee" shall mean any person employed by the Company or the Bank.

            e. "Participant" shall mean those one or more Employees who have been selected under the provisions of Section 2 to participate in the Plan and who have executed an agreement to participate in the Plan, or the Beneficiaries of a deceased Participant.

            f. "Plan" shall mean the Laurel Capital Group, Inc. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement.

            g. "Plan Agreement" shall mean the form of written agreement, attached hereto as Exhibit A, which is entered into by and between the Bank and each Employee.

            h. "Retirement" and "Retire" shall mean severance from employment with the Bank or the Company at or after the attainment of sixty-two (62) years of age.

            i. "Spouse" shall mean the person to whom the Employee is lawfully married as determined by the laws of Pennsylvania at the time of the payment of the benefits, if any, to a Participant.

      2. Eligibility. Only those management Employees selected by the Bank, in its sole discretion, shall be eligible to participate in this Plan. Upon selection for participation, each Employee shall execute a written agreement to participate in the Plan on a form prescribed by the Bank (hereinafter "the Plan Agreement").

      3. Benefits. The Bank shall from time to time, and in accordance with elections made by each Participant on his individual Deferred Compensation Plan Agreement, determine the time and manner of making distributions of Contingent Future Benefits in case of the retirement, resignation, disability or death of a Participant or in the event of an emergency or necessity affecting the personal or family affairs of any Participant or Beneficiary of a deceased Participant by such methods as it shall in its sole discretion find appropriate for providing incentive to the Participants for their continued service to the Bank and/or the Company. Commencement of distribution in each case may be deferred not beyond one month after the retirement, disability, or death of a Participant, or, in the case of the resignation of a Participant, not beyond one month after such Participant reaches the age of sixty-two (62). In any of these events, the Bank shall in its sole discretion determine whether the Contingent Future Benefits shall be payable to the Participant or his Beneficiaries in a lump sum or in the form of an annuity equal in value to such actuarial reserve as has been accumulated in the Participant's Deferred Compensation Account.

      4. Funding.

            a. The Bank shall establish an account for each Participant (hereinafter the "Deferred Compensation Account") and shall deposit in said account such amounts as the Bank in its sole discretion shall from time to time determine to be appropriate, including amounts that compensate Participants for reduced allocations to their accounts within the Bank's 401(k) Profit Sharing Plan which result from the Participants' election to defer receipt of compensation pursuant to this Plan. Nothing herein contained shall be construed to deny the Bank the discretion to determine for each separate year the amount, if any, to be credited to each Participant's account, nor shall the Plan be construed to require the Bank to equalize contributions among Participants.

            b. Each Participant may direct the Trustee of the Deferred Compensation Trust established by the Bank, in writing on a form provided to him by the Trustee, to invest the amounts credited to his Deferred Compensation Account as of such date in the following:

            (i) THE EMPLOYER STOCK ACCOUNT which shall be invested by the Trustee in the publicly-traded common stock of Laurel Capital Group, Inc.

            (ii) THE SCHWAB 1000 FUND which shall be invested by the Trustee in the Schwab 1000 Fund which is designed to match the performance of the 1,000 largest public companies in the United States, measured by market capitalization.

            (iii) THE SCHWAB SHORT/INTERMEDIATE GOVERNMENT BOND FUND which shall be invested by the Trustee in the Schwab Short/Intermediate Government Bond Fund which is designed to invest in a short to intermediate-term portfolio of government securities.

            (iv) THE SCHWAB MONEY MARKET FUND which shall be invested by the Trustee in the Schwab Money Market Fund which invests in money market instruments that mature in 12 months or less and which are believed to present minimal credit risk.

The Trustee shall carry out the Participants' directions as soon as practicable after receiving such directions.

      A Participant may, subject to the provisions of the applicable law and regulations, direct that shares of common stock held in his Employer Stock Account be sold and the proceeds be invested in any of the other funds by submitting new directions to the Trustee no later than March 1, June 1, September 1 or December 1, which shall be implemented on the last business day of the March, June, September or December, respectively, which immediately follows such election.

      The Trustee shall invest in the Schwab Money Market Fund that part of each Participant's Deferred Compensation Account and contributions over which a Participant has the right to direct investment but over which the Participant has not directed investment in accordance with this Section. Any cash dividends paid with respect to shares of common stock of the Company which are held in a Participant's account shall be invested by the Trustee in the Schwab Money Market Fund. Any fees or other expenses incurred or assessed by the Trustee in making directed investments under this Section, in excess of the normal fees or expenses, shall be charged to the Participant's Deferred Compensation Account for which such investment is made.

            c. All amounts deposited in the Deferred Compensation Account together with interest accrued or asset appreciation shall be the property of the Bank and shall be considered part of the general assets of the Bank exclusively and no person entitled to any payment hereunder shall have any claim, right, security or other interest in the Deferred Compensation Account or in any fund, trust, account, insurance contract or asset of the Bank.

      5. Termination of Employment. Except as provided in Section 8 below, a termination shall be treated as a resignation for the purposes of this Plan and the benefits payable hereunder. However, neither the Plan nor Plan Agreement, either singly or collectively, obligates the Bank to continue the employment of a Participant as an executive or in any other capacity or limits the right of the Bank or the Company at any time and for any reason to terminate a Participant's employment. Termination of a Participant's employment with the Bank or the Company for any reason, other than Retirement or death, shall immediately terminate Participant's participation in the Plan and the Plan Agreement and shall terminate all further obligations of either party to the other, other than the Bank's and the Company's obligation to distribute the Contingent Future Benefits, if any, which have been credited to a Participant's account pursuant to Section 4. In no event shall the Plan or the Plan Agreement, either singly or collectively, by their terms or implications constitute an employment contract of any nature whatsoever between the Bank and/or the Company and a Participant.

      6. Other Benefits and Agreements. The benefits provided for a Participant and/or his Beneficiaries under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Bank or any employer and the Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. Benefits under the Plan shall not be considered compensation for the purpose of computing contributions or benefits under any plan maintained by the Bank or the Company which is qualified as tax exempt under the Internal Revenue Code of 1986, as amended.

      7. Restrictions on Alienation of Benefits. No right or benefit under the Plan or a Plan Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

      8. Termination of Benefits. Notwithstanding anything herein contained to the contrary, no payment of any then unpaid retirement or death benefit herein provided shall be made, and all rights under the Plan and the Plan Agreement of the Participant, his surviving Beneficiary, executors or administrators, or any other person, to receive benefits shall be forfeited if it is determined that the Participant has engaged in any substantial misconduct, or if the Participant has been convicted of a felony which misconduct or conviction has a significant adverse effect on the Company or the Bank.

      9. Miscellaneous.

            a. The Plan shall be binding upon the Company and the Bank and their successors and assigns, and upon a Participant, his Beneficiaries, assigns, heirs, executors and administrators.

            b. The Plan and Plan Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, as in effect at the time of their adoption and execution, respectively.

            c. The Bank and the Company shall have the full power and authority to interpret, construe and administer this Agreement. The Bank's and the Company's interpretations and construction thereof, and actions thereunder, including the making of any contributions to and the valuation of the Deferred Compensation Account, or the amount and recipient of the payments to be made therefrom, shall be binding and conclusive on all persons for all purposes.

            d. If the Bank or the Company shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank and the Company to have incurred expense for such person who is otherwise entitled to have payment, in such manner and proportions as the Bank and the Company may determine. Any such payment shall be complete discharge of the liabilities of the Bank and the Company under this Agreement.

                                         LAUREL CAPITAL GROUP, INC.

                                         BY:____________________________________

                                         LAUREL SAVINGS BANK

                                         BY:____________________________________

ATTEST:

_____________________________
Secretary